UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-27836 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

2 Snunit Street Science Park POB 455 Carmiel, Israel (Address of principal executive offices)	20100 (Zip Code)

Registrant’s telephone number, including area code: +972-4-988-9488

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2008, the Board of Directors (the “Board”) of Protalix BioTherapeutics, Inc. (the “Company”) appointed Professor Roger D. Kornberg, as a director of the Company. The appointment was made in accordance with Article V, Section 2 of the By-laws of the Company. Professor Kornberg was appointed to serve as a director until the Company’s next annual meeting of shareholders. Professor Kornberg is a renowned Biochemist and laureate of the Nobel Prize in Chemistry. In connection with his appointment to the Board, the Company granted to Professor Kornberg a 10-year option under the Company’s 2006 Stock Incentive Plan (the “Plan”) to purchase 50,000 shares of common stock. The options are exercisable at $3.02 per share and vest over a four-year period; the first 25% of the options shall vest on the one-year anniversary of the date of grant and the remaining 75% of the options shall vest in 12 equal installments at the end of each three-month period thereafter.

A copy of the press release announcing the appointment of Professor Kornberg to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on February 7, 2008, the Board resolved, upon the recommendation of all of the independent directors of the Board, to increase the base salaries of certain of its executive officers, to grant annual bonuses for the year 2007 to such executive officers and to grant to such executive officers stock options under the Plan. The grants by the Board are detailed in the chart set forth below.

Name of Executive Officer	Amended Monthly Salary (in New Israel Shekels, NIS)	Annual Bonus for 2007	Stock Option Grant (in shares of common stock)
David Aviezer, Ph.D. President and Chief Executive Officer	NIS 136,000 (approximately $37,559)	NIS 920,000 (approximately $256,131)	600,000 shares

Yoseph Shaaltiel, Ph.D. Executive VP, Research and Development	NIS 60,500 (approximately $16,727)	$50,000	263,728 shares

Einat Brill Almon, Ph.D. Vice President, Product Development	NIS 55,000 (approximately $15,206)	$50,000	311,272 shares

Yossi Maimon, CPA Vice President and Chief Financial Officer	NIS 55,000 (approximately $15,206)	NIS 297,000 (approximately $82,061)	175,000 shares

The salary increases will be calculated retroactively to January 1, 2008 and the annual bonuses will be paid in cash under the Company’s general payroll process. The options granted to the executive officers are exercisable at $5.00 per share. The options have 10-year terms, vest quarterly over a five-year period at varying rates during such period and are subject to accelerated vesting upon a change in control as described in the Plan. In addition, the Board resolved to amend all of the outstanding options held by Dr. Aviezer, Dr. Brill Almon and Mr. Maimon to provide that, notwithstanding anything to the contrary in the Plan or in any individual stock option award agreement, all outstanding options held by such executive officers shall be subject to accelerated vesting upon a change in control.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: February 13, 2008	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and Chief Executive Officer